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                                                                   Exhibit 10.14


                              EMPLOYMENT AGREEMENT


AGREEMENT made effective as of the January 17th, 2000 between ESG Re Limited, a Bermuda company (the "Company"), and it various subsidiaries and Alasdair Davis ("Executive").

WHEREAS, the Company wishes to retain the services of the Executive and recognises that the Executive's contribution to the growth and success of the Company will be substantial; and

WHEREAS, the Executive is willing to commit to serve the Company, on the terms and conditions herein provided.

NOW, THEREFORE, in order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree to follows:-

1.   EMPLOYMENT

     The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

2.   TERM

     The term of the Executive's employment hereunder shall commence as of the date hereof and shall continue until the close of business on the third anniversary of the date hereof, subject to earlier termination in accordance with the terms of this Agreement (the "Term"). The Term shall be automatically extended for successive one-year periods thereafter unless any of the parties notifies the other in writing of its intention not to so extend the Term at least six months prior to the commencement of the next scheduled one year extension.

3.   POSITION AND DUTIES

     (a)  TITLE AND DUTIES

          The Executive shall serve as Chief Underwriting Officer of the Company and shall have such duties, authority and responsibilities as are referenced in Exhibit A as attached to this Agreement. The Executive shall report directly to the Chief Executive Officer of the Reinsurance Division. The Executive shall devote substantially all of Executive's working time and efforts to the business and affairs of the Company, at such locations, including Germany, Bermuda, Ireland and Toronto and/or as mutually agreed upon by the Executive and the Company. The Executive shall not serve as Director or Officer of any unaffiliated companies, including but not limited to, any charitable organisation or chamber of commerce without the written consent of the Company.

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     (b)  OFFICE AND FACILITIES

          The Executive shall be provided with appropriate office and support facilities at the Company's offices in Dublin in order for the Executive to perform Executive's duties to the Company. The Executive shall serve as an Officer of the Company and shall agree to serve on other committees of the Company or any other affiliated company, without additional compensation, if so requested by the Company.

4.   COMPENSATION

     (a)  BASE SALARY

          During the Term, the Company shall pay to the Executive an annual base salary of BPS (pound)120,000. The Executive's base salary shall be paid in substantially equal installments on a basis consistent with the Company's payroll practices. The Executive's base salary, as in effect at any time, is hereinafter referred to as the "Base Salary". The Compensation Committee of the Board (the "Compensation Committee") shall review the Executive's performance on an annual basis and may increase the Executive's Base Salary, in its sole discretion, as it deems appropriate.

     (b)  ANNUAL BONUS

          The Compensation Committee may award the Executive an annual bonus, at such time and in such amount, as the Compensation Committee, in its sole discretion, deems appropriate.

5.   EMPLOYEE BENEFITS

     (a)  BENEFIT PLANS

          The Executive shall be entitled to participate in all employee benefit plans, which include worldwide medical, dental and vision coverage, a pension plan, perquisite and fringe benefit arrangements of the Company made available by the Company to its senior executives, subject to, and on the basis consistent with the terms, conditions and administration of such plans and arrangements.

     (b)  EXPENSES

                  The Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder including all expenses of travel and living expenses while away from home on business at the request of and in the service of the Company or any of it Affiliates (defined in this Agreement as any company which the Company has a majority share of) and promoting the business of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

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     (c)  VACATION

          The Executive shall be entitled to vacations and holidays on a basis consistent with that offered to other senior executive officers of the Company.

6.   TERMINATION OF EMPLOYMENT

     The Company and the Executive may each terminate the Executive's employment hereunder during the Term for any reason:-

     (a) TERMINATION BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON

          If the Company shall terminate the Executive's employment without "Cause" (as defined in Section 6(f)(i)(1-6), or if the Executive resigns for Good Reason (as defined in Section 6(f)(iii) then, the Executive shall be entitled to his Base Salary at the time of the termination for the greater of (1) the remainder of the Term, or (2) one year, subject to and conditioned upon the Executive's compliance with Section 8 hereof. Options held by the Executive will be treated as provided for in the applicable Award Agreement.

          Except for the obligations listed in the initial letter of offer, any subsequent legal document, other Agreements or benefits plans and as expressly provided above, the Company and the Executive will have no further obligations to each other hereunder following the Executive's termination of employment under the circumstances described in this
          Section 6(a), (other than those under Section 8 of this Agreement "Confidentiality").

     (b)  TERMINATION DUE TO NON-RENEWAL OF THE TERM OR DEATH OR DISABILITY

          If the Executive's employment is terminated due to a Non-Renewal of the Term by either party to this Agreement or due to the Executive's death or disability (as defined in Section 6(f)), the Executive shall be entitled to a lump sum cash payment equal to the Executive's Base Salary through the date of termination. Options held by the Executive will be treated as provided for in the applicable Award Agreement.

          Except for the obligations listed in the initial letter of offer, any subsequent legal document, other Agreements or benefit plans and as expressly provided above, the Company and the Executive will have no further obligations to each other hereunder following the Executive's termination of employment under the circumstances described in this
          Section 6(b), (other than those under Section 8 of this Agreement "Confidentiality").

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     (c)  TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE OTHER THAN
          FOR GOOD REASON

          If the Executive's employment is terminated by the Company for Cause or by the Executive other than for Good Reason, the Executive shall be entitled to a lump sum cash payment equal to his Base Salary through the date of termination. Options held by the Executive shall be treated as provided for in the applicable Award Agreement.

          Except as expressly provided above and in the initial offer letter, any subsequent legal document, other Agreements or benefit plans, the Company and the Executive will have no further obligations to each other hereunder following the Executive's termination of employment under the circumstances described in this Section 6(c), other than those under Section 8 of this Agreement "Confidentiality").

     (d)  TERMINATION WITHIN ONE YEAR OF A CHANGE IN CONTROL

          If the Company terminates the Executive's employment without cause or the Executive terminates employment for good reason within one year following a Change in Control, the Executive shall be entitled in addition to the compensation otherwise payable upon termination of employment pursuant to Section 6(a) above to a lump sum payment which when added to the present value of all other benefits or payments would equal three times Executive's base amount.

          Following a termination of the Executive's employment with the Company after a Change of Control pursuant to this Section 6(d), the Executive shall not be required in any manner whatsoever to mitigate any damages resulting from such termination. Furthermore the payments referred to in this Section 6(d) shall be made regardless of whether the Executive seeks or finds employment of any nature whatsoever.

          The Company and the Executive confirm that the provisions of this
          Section 6(d) are reasonable and that the total amount payable as outlined herein is an amount which has been agreed between them to be payable hereunder, or in the alternative is a reasonable preestimate of the damages which will be suffered by the Executive in the event of a termination within one year of a Change of Control by the Company without Cause or by the Executive for Good Reason, and shall not be construed as a penalty.

          Following a termination of the Executive's employment after a Change of Control as contemplated in this Section 6(d) and upon receipt of the payments and benefits referred to in this Section 6(d), the Executive hereby agrees to resign form any offices, positions and directorships which he may have or may have held in the Company, any of its subsidiaries and/or affiliates.

     (e)  NOTICE OF TERMINATION

          Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to the Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. If the Company terminates the Executive's employment for Cause or if the Executive resigns for Good Reason, the "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, the date of the Executive's termination of employment shall be deemed to be the date as specified in the Notice of Termination.

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     (f)  DEFINITIONS - For purpose of this Agreement

          (i)  "Cause" shall mean

               (1) The Executive's breach of any material term of this Agreement, including, but not limited to, the covenants set forth in Sections 7 and 8 hereof if applicable, provided that the Executive shall have Sixty days to cure the breach of any such material term from the date that Executive is notified in writing by the Company of such a breach.

               (2) The Executive's failure or refusal to perform duties as provided by Exhibit A hereunder or to perform specific directives of the Company that are consistent with Executive's position as Chief Underwriting Officer of the Company, provided that such directives do not violate any applicable laws or Industry Standards and provided, however, that the Executive shall have Sixty days to cure such breach, failure or refusal to perform from the date that Executive is notified in writing by the Company of such occurrence;

               (3) Intentional Dishonesty of the Executive which is the cause of a material loss to the Company or any of its Affiliates;

               (4) Any gross or willful conduct of the Executive specifically intended to cause substantial loss to or theft from the Company or any of the Company's Affiliates;

               (5) Alcoholism or Abuse of drugs or any controlled substances which interferes with the performance of the Executive's duties and responsibilities under this Agreement; or

               (6) The Executive is convicted of a felony, whether or not related to the business of the Company, including but not limited to, any felony related to tax evasion, bribery, theft, or political payoffs.

          (ii) "Disability" shall mean the Executive's adjudication as mentally incompetent, or mental or physical disability preventing the Executive from performing duties under this Employment Agreement for a period of 180 consecutive days.

          (iii) "Good Reason" shall include but not be limited to (1) a material diminution of the Executive's duties (per Exhibit A as attached) or the assignment to the Executive of a title or duties inconsistent using the position of Chief Underwriting Officer (2) a material reduction in Executive's Base Salary amounting to at least 10%, (3) An intentional breach of any applicable law, regulation or Industry Standard by the Company, its various subsidiaries, Affiliates, agents or other individuals or entities performing duties at the direction of the Company including, without limitation the employees of the entities listed above while acting in the scope of their employment ("Related Parties") or the failure of the Company to immediately cure a breach of any applicable law, regulation or Industry Standard, upon becoming aware of such breach, (4)failure of the Company to comply with any material provision of this Agreement.

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          (iv) Definitions

               Change of Control shall mean an event, whereby:

               i any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) (the "Act")) becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the
                    Act) of more than 35% of the then outstanding shares of the Company's capital stock (entitled to vote generally in the election of directors of the Company; or

               ii the stockholders of the Company approve a definitive agreement for (A) the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (B) the sale, exchange or other disposition of all or substantially all of the assets of the Company; or

               iii during any period of two years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period; or

               iv such other event as the Board of Directors of the Company may designate. PROVIDED HOWEVER, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced by, the Company or any of its subsidiaries, any profit-sharing, Employee ownership or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

7.   NON-COMPETITION

     (a) The Executive acknowledges and recognises the highly competitive nature of the business of the Company and its affiliates and accordingly agrees as follows:-

          (i) During the Employment Term and for a period of 18 months following the Executive's termination of employment for other than Good Reason pursuant to Section 6(c) of this Agreement (the "Restricted Period"), the Executive will not, unless the Executive is given written permission by the Company, directly or indirectly, (i) engage in any business for the Executive's own account that competes directly with the business of the Company or any of its affiliates that are engaged in the insurance or reinsurance business (the "Company

               Affiliates"), (ii) enter the employment of, or render any services to, any person engaged in any business that competes directly with the business of the Company or the Company Affiliates, (iii) acquire a majority financial interest in,

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               or otherwise become actively involved with, any person engaged in any business that competes directly with the business of the Company or the Company Affiliates, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (v) interfere with business relationships (whether formed before or after the date of this Agreement) of the Company or the Company Affiliates.

          (ii) Notwithstanding anything to the contrary in this Agreement, the Executive may, directly own, solely as an investment, securities of any person engaged in the business of the Company or the Company Affiliates if the Executive (i) is not a controlling person of, or a member of a group which controls, such person and
               (ii) does not, directly or indirectly, own more than one share less than 5% of any class of securities of such person.

          (iii) During the Restricted Period, the Executive will not, directly or indirectly, (i) solicit or encourage any employee of the Company or Company Affiliates or (ii) hire any such employee who has left the employment of the Company or the Company Affiliates to cease to work with the Company or the Company Affiliates any consultant then under contract with the Company or the Company Affiliates.

          (iv) During the Restricted Period, the Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company or the Company Affiliates any consultant then under contract with the Company or the Company Affiliates.

     (b) It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this Section 7 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

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8.   CONFIDENTIALITY

     The Executive will not at any time (whether during or after employment with the Company) disclose or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organisation, entity or enterprise other than the Company and any of their subsidiaries or Affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company or of any subsidiary or affiliate of the Company, PROVIDED that foregoing shall not apply to information which is not unique to the Company or any of its subsidiaries or alliliates or which is generally known to the industry or the public other than as a result of the Executive's breach of this covenant. The Executive agrees that upon termination of employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, Plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks, diaries and reference materials. The Executive further agrees that he will not retain or use for Executive's account at any time any trade names, trademarks, or other proprietary business designations used or owned in connection with the business of the Company or their Affiliates.


9.   EQUITABLE RELIEF

     The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 7 or
     Section 8 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or security, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

10.  SUCCESSORS; BINDING AGREEMENT

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or a majority of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die while any amounts are payable to him hereunder all such amounts unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

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11.  NOTICE

     For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered with receipt acknowledged or after having been received by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:-

                           If to the Executive:

                           32 Radcliff Hall
                           St Johns Road
                           Sandymount
                            Dublin 4
                           Ireland

                           If to the Company:

                           ESG Re Limited
                           16 Church Street
                           Hamilton, HM11
                           Bermuda
                           Attention:  Chief Financial Officer

     Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12.  MISCELLANEOUS

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Company as the case may be. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The laws of Bermuda without regard to its conflicts of law principles shall govern the validity, interpretation, construction and performance of this Agreement.

13.  VALIDITY

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14.  COUNTERPARTS

     This Agreement may be executed in one or more counterpart, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15.  WITHHOLDING

     The Company may withhold from any amounts payable under this Agreement such federal, state and local and foreign taxes as may be required to be withheld pursuant to applicable law or regulation.

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16.  ENTIRE AGREEMENT

     This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, including any prior employment agreements.


IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, effective as of the ____ day of ____ (date).

                           ESG Re Limited


                           By:
                                      ------------------------------------
                                      Name:
                                      Title:



                                      Employee's Name:


                                      ------------------------------------
                                      Alasdair Davis



Ref:  personnel - davis-coe.doc